UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 19, 2007 (December 18, 2007)

Chemtura Corporation
(Exact name of registrant as specified in its charter)

Delaware	1-15339	52-2183153
(State or other jurisdiction	(Commission file number)	(IRS employer identification
of incorporation)		number)

199 Benson Road, Middlebury, Connecticut		06749
(Address of principal executive offices)		(Zip Code)

(203) 573-2000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

The Board of Directors of Chemtura Corporation has authorized management to consider a wide range of strategic alternatives available to the company to enhance shareholder value. In support of this ongoing initiative, a Special Committee of independent directors of the Board of Directors has been formed to oversee the process. To assist in this process, Chemtura has retained the services of Merrill Lynch & Co., which is acting as its exclusive financial advisor.

Strategic alternatives to be considered may include, among others, select business divestitures, value-creating acquisitions, changes to the company’s capital structure, or a possible sale, merger or other business combination involving the entire company.

There can be no assurance that this review will result in any specific transaction. The company does not expect to disclose any further developments with respect to the exploration of strategic alternatives unless and until its Board of Directors has approved a transaction or other strategic alternative.

Item 9.01 Financial Statements and Exhibits

*     *     *

(d)	Exhibits

	Exhibit Number	Exhibit Description

	99.1	Chemtura to Review Strategic Alternatives

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Chemtura Corporation
(Registrant)

	By:	/s/ Lynn A. Schefsky
	Name:	Lynn A. Schefsky
	Title:	Senior Vice President, General Counsel and Secretary

Date: December 19, 2007

(d)	Exhibits

	Exhibit Number	Exhibit Description

	99.1	Chemtura to Review Strategic Alternatives